UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

Nuveen Diversified Commodity Fund

(Exact name of registrant as specified in its charter)

Delaware	001-34879	27-2048014
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 827-5920

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The Nuveen Diversified Commodity Fund (the “Fund”) will be holding a webinar and conference call on June 5, 2012 at 1:00 P.M. Central Time (the “Webinar”). A copy of the Fund’s presentation slides for the Webinar is filed as Exhibit 99.1 to this report. A copy of the Fund’s Webinar Press Release, which contains instructions for participating in the Webinar, is attached as Exhibit 99.2 to this report.

The information included in Exhibits 99.1 and 99.2 is incorporated by reference in this Item 7.01, and is deemed to be furnished, not filed, pursuant to Item 7.01 of Form 8-K. Certain statements made in the attached presentation slides and orally at the Webinar by or on behalf of the Fund constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Fund’s future performance, as well as management’s expectations, beliefs, intentions or plans relating to the future. Management believes that these forward-looking statements are reasonable. However, the Fund cannot guarantee that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the Fund that may cause results to differ from expectations are included in the Fund’s Annual Report on Form 10-K for the year ended December 31, 2011, under Item 1A. “Risk Factors,” and in the Fund’s other filings with the SEC. An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount invested.

The attached presentation slides are not to be construed as an offer or inducement to purchase shares of the Fund on the secondary market. You should be aware that commodity interest trading can quickly lead to large losses as well as gains. Such trading losses can sharply reduce the net asset value of the Fund and consequently the value of shares in the Fund. Further, the Fund is subject to substantial charges for management, advisory and brokerage fees. It is necessary for the Fund to make substantial trading profits to avoid depletion or exhaustion of its assets.

Item 8.01	Other Events

On May 31, 2012, the Fund posted on its website an information statement containing performance information for the Fund. That information is set forth below.

FUND PERFORMANCE RECORD

The performance capsule and rates of return table below for the Fund reflect performance from the Fund’s initial public offering on September 27, 2010 through February 29, 2012.

Performance Capsule for the Nuveen Diversified Commodity Fund

Data as of February 29, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CPO:	Nuveen Commodities Asset Management, LLC
Name of Commodity Subadvisor:	Gresham Investment Management LLC
Name of Collateral Subadvisor:	Nuveen Asset Management, LLC
Name of Commodity Pool:	Nuveen Diversified Commodity Fund
Type of Pool	Publicly Offered
Inception of Trading:	September 30, 2010
Initial Aggregate Gross Capital Contributions(1):	$231.7 million
Current Net Asset Value:	$225.8 million
Largest Monthly Draw-Down(2):	-12.84% (September 2011)
Worst Peak-to-Valley Draw-Down(3):	-17.63% (from April 2011 to September 2011)

(1)	Initial aggregate gross capital contributions represent offering proceeds from the Fund’s initial public offering before deduction of underwriting discounts and offering expenses, and reflect initial issuance of 8,550,000 shares as well as the issuance of an additional 716,000 shares pursuant to the underwriters’ over-allotment option.
(2)	Largest monthly draw-down represents the Fund’s largest negative monthly return on net asset value for any calendar month since its initial public offering.
(3)	Peak-to-valley draw-down represents the Fund’s largest cumulative compounded negative monthly return on net asset value over any period of successive negative monthly returns on net asset value.

Rates of Return(1)

Performance Data for the Nuveen Diversified Commodity Fund

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2010		2011		2012
Jan			1.89%		3.47%
Feb			2.12%		3.20%
Mar			2.31%
Apr			2.84%
May			-4.94%
Jun			-3.67%
Jul			3.18%
Aug			0.02%
Sep	-4.72	%(2)	-12.84%
Oct	3.76%		6.95%
Nov	0.71%		-1.17%
Dec	9.29%		-2.61%
Year-to-Date	8.80	%(1),(3)	-7.16	%(1)	6.78	%(1)

(1)	Rates of return represent monthly Fund total returns on net asset value, assuming reinvestment of distributions. The 2010 Fund Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period since the Fund’s initial public offering on September 27, 2010. The 2011 Fund Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period from January 1, 2011 to December 31, 2011. The 2012 Fund Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period from January 1, 2012 to February 29, 2012.
(2)	Return reflects decline in Fund’s net asset value between the Fund’s initial public offering on September 27, 2010 and the Fund’s September 30, 2010 inception of portfolio trading activities due to the effect of underwriting discounts and commissions and offering expenses.
(3)	Return reflects the inclusion of underwriting discounts and commissions and offering expenses incurred in connection with the initial offering.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Presentation Slides for Nuveen Diversified Commodity Fund Webinar

99.2	Press Release of Nuveen Diversified Commodity Fund, dated May 29, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN DIVERSIFIED COMMODITY FUND

By: Nuveen Commodities Asset Management, LLC, its Manager

Date: June 5, 2012

/s/ Gifford R. Zimmerman
Gifford R. Zimmerman Chief Administrative Officer